Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS FOURTH QUARTER RESULTS

AUSTIN, Minn., November 23, 2005 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2005 fourth quarter.

HIGHLIGHTS

The company’s accounting cycle resulted in a 13-week fourth quarter and 52-week year in fiscal 2005, compared with a 14-week fourth quarter and 53-week year in fiscal 2004.

Fourth Quarter

•                  Diluted EPS of $.59, up 18 percent from $.50 per share in 2004

•                  Dollar sales of $1.5 billion increased 10 percent from 2004 (down 2 percent excluding acquisitions)

•                  Volume up 12 percent compared to last year (down 2 percent excluding acquisitions)

•                  Jennie-O Turkey Store operating profit up 31 percent; volume down 5 percent; dollar sales down 2 percent

•                  Refrigerated Foods operating profit even with last year; volume up 22 percent (down 3 percent excluding acquisitions); dollar sales up 14 percent (down 7 percent excluding acquisitions)

•                  Grocery Products operating profit up 4 percent; volume up 3 percent (down 2 percent excluding acquisitions); dollar sales up 5 percent (up 2 percent excluding acquisitions)

•                  Specialty Foods operating profit up 46 percent; volume up 19 percent (up 4 percent excluding acquisitions); dollar sales up 23 percent (up 13 percent excluding acquisitions)

•                  All Other operating profit up 128 percent; volume up 25 percent; dollar sales up 20 percent

Fiscal Year

•                  Diluted EPS of $1.82, up 17 percent from adjusted earnings from operations of $1.56 per share in 2004 (2004 GAAP earnings were $1.65 per share, which included a $.09 per share gain from infrequently occurring transactions)

•                  Dollar sales of $5.4 billion increased 13 percent from 2004 (up 4 percent excluding acquisitions/divestitures)

•                  Volume up 14 percent compared to last year (up 1 percent excluding acquisitions/divestitures)

•                  Jennie-O Turkey Store operating profit up 74 percent; volume up 2 percent; dollar sales up 3 percent

•                  Refrigerated Foods operating profit down 8 percent; volume up 26 percent (up 2 percent excluding acquisitions); dollar sales up 22 percent (up 3 percent excluding acquisitions)

•                  Grocery Products operating profit up 3 percent; volume up 1 percent (down 2 percent excluding acquisitions); dollar sales up 5 percent (up 3 percent excluding acquisitions)

•                  Specialty Foods operating profit up 6 percent; volume up 7 percent (down 2 percent excluding acquisitions); dollar sales up 11 percent (up 5 percent excluding acquisitions)

•                  All Other operating profit down 4 percent (up 19 percent excluding Vista divestiture); volume up 5 percent; sales up 3 percent (up 20 percent excluding Vista divestiture)

Hormel Foods Corporation (NYSE: HRL-News), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2005 fourth quarter net earnings of $81.7 million, up 17 percent from earnings of $69.8 million a year earlier.  Diluted earnings per share for the quarter were $.59 this year compared to $.50 per share last year and sales totaled $1.5 billion, up from $1.3 billion in fiscal 2004.

For the year ended October 30, 2005, net earnings were $253.5 million (up 16 percent), or $1.82 per diluted share, compared to $218.9 million from adjusted earnings from operations a year ago, or $1.56 per diluted share.  In fiscal 2004, GAAP earnings were $231.7 million and $1.65 per share, which includes $12.8 million, or $.09 per share of infrequently occurring transactions.  Sales totaled $5.4 billion in fiscal 2005, up 13 percent from $4.8 billion last year.

COMMENTARY AND OUTLOOK

“We had a strong finish to an outstanding year,” said Joel W. Johnson, chairman of the board and chief executive officer.  “All five segments reported year-over-year improved earnings in the fourth quarter, despite an extra week in last year’s quarter. The Jennie-O Turkey Store operation led the way with the largest operating profit improvement compared to last year.  A combination of high turkey meat markets, lower feed costs and improved production efficiencies all contributed to the excellent performance,” stated Johnson.

“The Grocery Products segment reported another quarter of improved top and bottom line results driven by double-digit growth from our microwave line of products.  Also, lower pork costs, which decrease the cost of goods for items like the SPAM family of products, are beginning to benefit this segment.  We expect pork costs to be lower in 2006 compared to 2005.  Specialty Foods, a segment we have been building over the last couple of years, reported improved operating profits from strong sales of core products like sugar substitutes.” Johnson said.

“Demand for our value-added protein products that are sold through our Refrigerated Foods segment continues to be good and the two acquisitions that were made earlier in the year,  Lloyd’s Barbeque Company and Clougherty Packing Co., are meeting expectations.   Within the All Other segment, our International division delivered improved operating profits driven by increased sales of the SPAM family of products, STAGG chili and better results from our China operations,” Johnson commented.

“All of our segments have momentum going into the new year,” Johnson said.   “We will be adopting FAS 123R, Share-Based Payment, in the first quarter of 2006.  This non-cash charge will reduce earnings per share by $.04 in the first quarter,” said Johnson.

“After assessing industry factors and our business plans and prospects, our GAAP earnings guidance for the first quarter of fiscal 2006 is in a range of $.44 to $.50 per share (includes $.04 per share charge for FAS 123R).  For the full year of fiscal 2006, we are providing GAAP earnings guidance in a range from $1.86 - $1.96 (includes $.04 per share charge for FAS 123R),” Johnson concluded.

OPERATING HIGHLIGHTS – FOURTH QUARTER

Grocery Products (16% of Net Sales, 32% of Total Segment Operating Profit)

•                  Dollar sales totaled $233 million, up 5 percent.

•                  Volume was up 3 percent.  Mexican Accent products, SPAM family of products and HORMEL microwave products were key contributors.

•                  Operating profit was up 4 percent.  Profits from Mexican Accent, better margins from the SPAM family of products and HORMEL flavored bacon bits were the key drivers behind the increase.

Refrigerated Foods (50% of Net Sales, 27% of Total Segment Operating Profit)

•                  Dollar sales totaled $739 million, up 14 percent.

•                  Volume increased 22 percent.

•                  Operating profit was even with last year.

•                  Foodservice items reporting double-digit growth include precooked breakfast sausage, ALWAYS TENDER pork, AUSTIN BLUES BBQ, APPLEWOOD smoked bacon and CAFÉ H.

•                  Value-added retail areas of growth included HORMEL bacon, hams, party trays and case-ready.

Jennie-O Turkey Store (21% of Net Sales, 29% of Total Segment Operating Profit)

•                  Dollar sales totaled $311 million, a decrease of 2 percent.

•                  Volume was down 5 percent.

•                  Growth was reported for JENNIE-O TURKEY STORE Premium Seasoned, Grand Champion, Rotisserie and frozen turkey burgers.

•                  Operating profit totaled $41 million compared to $31 million last year.  The higher operating profit resulted from a combination of high turkey meat markets, lower feed costs and improved efficiencies in our production facilities.

Specialty Foods (10% of Net Sales, 6% of  Total Segment Operating Profit)

•                  Dollar sales increased 23 percent to $144 million.

•                  Volume was up 19 percent and operating profit was up 46 percent. The addition of Mark-Lynn Foods and strong sales of sugar substitute, sugar packets, canisters and shakers all contributed to the increases.

All Other (3% of Net Sales, 6% of Total Segment Operating Profit)

•                  Dollar sales were up 20 percent to $50 million.

•                  Volume was up 25 percent compared with last year.

•                  Operating profit was up 128 percent.

•                  International growth drove the segment.  International sales of the SPAM family of products and STAGG chili were key contributors as well as improved results from the China operations.

DIVIDENDS

Effective November 15, 2005, the company paid its 309th consecutive quarterly dividend.  The annual rate is $.52 per share.

On November 21, 2005, the Hormel Foods Board of Directors increased the annual dividend rate to $.56 per share from $.52 per share.

CONFERENCE CALL

A conference call will be Webcast at 9 a.m. CT on Wednesday, November 23, 2005.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 2453141.  The Webcast replay will be available at 12:00 (noon) CT, November 23, and archived for one year.  The audio replay will be available beginning at 10 a.m. CT on Wednesday, November 23, 2005, through 11 p.m. CT on December 23, 2005.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past five years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004, which can be accessed at http://www.hormel.com

Segment Data

Fiscal 2005 Fourth Quarter Segment Operating Results (in Thousands)

	FOURTH QUARTER ENDED
	October 30, 2005	October 30, 2004	% Change
SALES
Grocery Products	$232,801	$222,583	4.6
Refrigerated Foods	739,466	646,715	14.3
Jennie-O Turkey Store	311,293	317,323	(1.9)
Specialty Foods	144,350	116,946	23.4
All Other	49,998	41,649	20.0
Total	$1,477,908	$1,345,216	9.9

OPERATING PROFIT
Grocery Products	$45,524	$43,950	3.6
Refrigerated Foods	38,766	38,713	0.1
Jennie-O Turkey Store	41,050	31,415	30.7
Specialty Foods	8,303	5,683	46.1
All Other	8,658	3,802	127.7
Total segment operating profit	142,301	123,563	15.2
Net interest and investment income	(6,799)	(5,198)	(30.8)
General corporate expense	(3,541)	(8,374)	57.7
Income before tax	$131,961	$109,991	20.0

	YEAR TO DATE ENDED
	October 30, 2005	October 30, 2004	% Change
SALES
Grocery Products	$799,291	$758,256	5.4
Refrigerated Foods	2,801,632	2,300,399	21.8
Jennie-O Turkey Store	1,088,324	1,052,682	3.4
Specialty Foods	518,673	467,581	10.9
All Other	206,077	200,957	2.5
Total	$5,413,997	$4,779,875	13.3

OPERATING PROFIT
Grocery Products	$132,047	$128,838	2.5
Refrigerated Foods	129,831	141,361	(8.2)
Jennie-O Turkey Store	136,327	78,593	73.5
Specialty Foods	27,310	25,674	6.4
All Other	22,384	23,278	(3.8)
Total segment operating profit	447,899	397,744	12.6
Net interest and investment income	(19,213)	(12,779)	(50.3)
General corporate expense	(23,800)	(20,400)	(16.7)
Income before tax	$404,886	$364,565	11.1

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	10-30-2005	10-30-2004	10-30-2005	10-30-2004

Net sales	$1,477,908	$1,345,216	$5,413,997	$4,779,875

Cost of products sold	1,110,548	1,026,334	4,131,389	3,658,870

GROSS PROFIT:	367,360	318,882	1,282,608	1,121,005

Expenses:
Selling and delivery	156,517	143,647	577,289	521,164

Marketing	24,215	22,549	114,503	100,530

Administrative & general	48,567	38,779	172,242	146,488

Gain on sale of business	0	0	0	(18,063)

TOTAL EXPENSES AND GAIN ON SALE OF BUSINESS:	229,299	204,975	864,034	750,119

Equity in earnings of affiliates	699	1,282	5,525	6,458

OPERATING INCOME:	138,760	115,189	424,099	377,344

Other income & expenses:
Interest & investment income	142	1,866	8,531	14,363

Interest expense	(6,941)	(7,064)	(27,744)	(27,142)

EARNINGS BEFORE INCOME TAXES:	131,961	109,991	404,886	364,565

Provision for income taxes	50,228	40,148	151,427	132,902
(effective tax rate)	38.06%	36.50%	37.40%	36.45%

NET EARNINGS	$81,733	$69,843	$253,459	$231,663

NET EARNINGS PER SHARE (Basic)	$.59	$.50	$1.84	$1.67
NET EARNINGS PER SHARE (Diluted)	$.59	$.50	$1.82	$1.65

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	October 30, 2005	October 30, 2004
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$131,046	$179,881
Short-term marketable securities	38,500	109,000
Accounts receivable	301,001	272,738
Inventories	495,978	425,655
Deferred income taxes	53,868	29,254
Prepaid expenses & other current assets	20,691	12,875

TOTAL CURRENT ASSETS	1,041,084	1,029,403

INTANGIBLES	641,686	512,942

OTHER ASSETS	261,960	287,386

PROPERTY, PLANT & EQUIPMENT, NET	877,676	704,237

TOTAL ASSETS	$2,822,406	$2,533,968

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$583,172	$464,366

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,430	361,510

OTHER LONG-TERM LIABILITIES	314,228	308,844

SHAREHOLDERS’ INVESTMENT	1,574,576	1,399,248

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,822,406	$2,533,968

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	10-30-2005	10-30-2004
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$253,459	$231,663
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	105,774	87,675
Amortization of intangibles	9,415	7,070
Equity in earnings of affiliates	(5,797)	(5,884)
Provision for deferred income taxes	(30,834)	(15,654)
Loss (Gain) on property/equipment sales and plant facilities	149	(432)
Gain on sales of business and investment	0	(24,285)
Changes in operating assets and liabilities, net of acquisitions:
Decrease in accounts receivable	6,463	14,803
Increase in inventories, prepaid expenses, and other current assets	(13,340)	(28,964)
Increase in accounts payable and accrued expenses	83,516	23,772
Other	7,159	4,966
NET CASH PROVIDED BY OPERATING ACTIVITIES	415,964	294,730

INVESTING ACTIVITIES
Sale of available-for-sale securities	188,800	86,470
Purchase of available-for-sale securities	(118,300)	(195,600)
Acquisitions of businesses/intangibles	(366,496)	(21,452)
Purchases of property / equipment	(107,094)	(80,363)
Proceeds from sales of property / equipment	2,938	2,903
Proceeds from sales of business and investment	0	126,774
Decrease (Increase) in investments, equity in affiliates, net pension assets, and other assets	31,301	(9,413)
Dividends from affiliates	775	0
NET CASH USED IN INVESTING ACTIVITIES	(368,076)	(90,681)

FINANCING ACTIVITIES
Proceeds from short-term debt	115,000	0
Principal payments on short-term debt	(115,000)	0
Principal payments on long-term debt	(15,765)	(32,298)
Dividends paid on common stock	(69,371)	(61,343)
Stock repurchase	(22,977)	(37,525)
Other	11,390	9,022
NET CASH USED IN FINANCING ACTIVITIES	(96,723)	(122,144)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(48,835)	81,905
Cash and cash equivalents at beginning of year	179,881	97,976
CASH AND CASH EQUIVALENTS AT END OF YEAR	$131,046	$179,881